Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of DPW Holdings, Inc. on Form S-8 of our report dated April 16, 2019, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audit of the financial statements of ENERTEC SYSTEMS 2001 LTD as of December 31, 2018 and for period from May 22, 2018 to December 31, 2018 appearing in the Annual Report on Form 10-K of DPW Holdings, Inc. for the year ended December 31, 2018.

Tel Aviv, Israel September 09, 2019	Ziv Haft /s/ Certified Public Accountants (Isr.) BDO Member Firm

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